Exhibit 99.1

SUBJECT LINE: Update on Strategic Merger

DATE: November 14, 2012

It has been a little more than one week since we announced the intended merger of our two companies and we are moving quickly toward making that a reality. As such, we thought it was important to provide you with an update on our integration activities. Our goal is to provide as much transparency into the transition process as possible and we are committed to communicating with you on a regular basis. In the meantime, if you have questions you can send an email to Transition_Questions@jda.com or Transition_Questions@redprairie.com. We will compile those questions and post updated Q&A documents in the weeks to come.

Recent Activities

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On Friday, November 2 a group of leaders from both companies assembled in the RedPrairie offices in Atlanta. At this meeting we established the process and team structure to undertake the integration planning process over the next several weeks. We have established a Transition Planning Team consisting of committees and teams led by representatives from both companies. The goal for these teams is to plan for full integration and obtain synergy targets across all departments while minimizing the impact to our respective businesses, customers and on-going profitability. Their charter is to bring together our two companies using a “best of both” approach as it relates to people, processes and systems.

The guiding principles for the Transition Planning Team are as follows:

•	Respectfully communicate and collaborate with team members

•	Make quick decisions and adjust later, if necessary

•	Use the Integration Project Management Office (PMO) as the planning and information hub

•	Consider that we are under a Nondisclosure Agreement, but we are still competitors until the close.

These teams are working against aggressive deadlines so that we can begin operating as a combined company on “Day 1,” which will be January 7, 2013. On that day we will communicate what the new organization looks like, our vision and go-forward strategy.

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You can see who is representing each function in this integration planning process on jNET or on RedPortal. On Friday, November 2 we also held a brief all-hands meeting and webinar where both CEOs presented our companies and the high-level opportunity for the new combined company. We received a number of questions and broad based attendance across both companies – thank you for your engagement. If you missed this meeting, you can see access the PowerPoint presentation on jNET or on RedPortal.

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JDA held its annual European User Group event, FocusConnect, in Barcelona on Monday, November 5 and Tuesday, November 6. The exciting news is that our proposed merger was universally received well by this sampling of about 300 people. Some joint customers in Europe have even started to ask us to discuss new business opportunities with them next year post-merger. Clearly we have to wait until after the close before we can respond to these kinds of requests, but the eagerness of our customers is certainly a good sign.

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On Tuesday, November 6, executives from both companies presented at Moody’s and S&P rating agency offices in New York. This is the first step towards achieving the financing that we will need to complete the transaction.

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RedPrairie hosted its Food, Beverage and Consumer Goods Industry Group Meeting Wednesday, November 7 and Thursday, November 8 in Hershey, PA. We’re happy to report that the attending customers reacted positively to the news of the potential merger and were keen to learn more about what it meant for their business.

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On Thursday, November 8 and Friday, November 9, meetings were held in the RedPrairie offices in the UK to review the EMEA businesses of both companies. A personal observation from this meeting is that while it is clear that both RedPrairie and JDA have been moving along a path to establish common and more integrated processes between the regions, there still remains much work to be done. We want you to know that post closure we will be committed to establishing a fully integrated global business with a strong regional execution capability working to a common plan and approach.

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Today we are announcing that it has been determined that the combined company headquarters will be in Scottsdale, AZ. This should have a minimal impact on most of you, as both companies are global organizations with employees working from corporate and home-office locations around the world. While the RedPrairie Alpharetta office will no longer be a headquarters location, the merger will not impact the company’s commitment to maintaining a strong corporate presence and community involvement in the Atlanta area, as well as in the locations of the other main RedPrairie and JDA offices. All other office location decisions will be made during the transition process and communicated after Day 1.

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As communicated previously, we intend to ensure that any associate who may be impacted by a reduction in force due to the merger is treated fairly and with respect. To that end, severance guidelines applicable to US associates whose position may be eliminated as a result of the merger will be provided to US associates in a separate communication. For associates outside the US, any required consultation process will be followed and severance will be determined in accordance with local legal requirements and be consistent with the practices in the markets in which we operate. In addition, certain associates whose positions might be impacted by the merger may be asked to remain with the company for a certain period of time to help ensure a smooth transition. Those associates will be provided with a retention agreement and additional severance. The schedule for those additional severance payments will be sent in a separate communication from HR leadership.

This is an exciting time and there is much work to do. It is important that you help both of our companies enter 2013 strong and ready for this exciting new stage in our respective corporate developments by remaining focused on closing your personal 2012 year-end goals successfully.

We thank each of you for your support and patience while we complete this planning process as quickly, thoroughly and comprehensively as possible. We know that many people continue to feel anxious about the integration of our companies and we want to reiterate the promises made to you during the all-hands meeting on November 2. We will be fair in our assessments of people, processes and systems, and will communicate as frequently – and as openly – as possible.

Hamish Brewer	Mike Mayoras
President & CEO	CEO
JDA Software	RedPrairie

Forward Looking Statements

This letter may contain forward-looking statements. These forward-looking statements involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding information regarding the intent, belief or current expectation of JDA Software Group, Inc. (the “Company”) and members of its senior management team. Forward-looking statements include, without limitation, statements regarding prospective performance and opportunities and the outlook for the Company’s businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on August 6, 2012, its Quarterly Reports on Form 10-Q, its Current Reports on

Form 8-K, the Tender Offer Statement on Schedule TO and other tender offer documents to be filed by an affiliate (the “Merger Sub”) of RP Crown Parent, LLC (the “Parent”), the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company and the Proxy Statement on Schedule 14A to be filed by the Company. All of the materials related to the transaction (and all other transaction documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85360, telephone number (480-308-3392) or mike.burnett@jda.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Notice to Investors

Pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 1, 2012, by and among the Company, Parent and Merger Sub, Merger Sub will commence a tender offer within the time period specified in the Merger Agreement to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company. The tender offer has not yet commenced. This letter is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company common stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the SEC. At the time the offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION, AND INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND CONSIDER THESE MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. All of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and stockholders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85360, telephone number (480-308-3392) or mike.burnett@jda.com.

Additional Information about the Merger and Where to Find It

This communication may be deemed to be proxy solicitation material in respect of the proposed acquisition of the Company by an affiliate of Parent. In connection with the potential one-step merger, the Company will file a Proxy Statement on Schedule 14A with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company pursuant to the terms of the Merger Agreement. THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WILL CONTAIN IMPORTANT INFORMATION, AND INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND CONSIDER THESE MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT

TO THE PROPOSED TRANSACTION. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. After the Company’s filing thereof, investors and stockholders will also be able to obtain free copies of the Proxy Statement from the Company by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85360, telephone number (480-308-3392) or mike.burnett@jda.com.

The Company and its directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on October 4, 2012, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on August, 6, 2012, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the transaction when and if they become available. Information concerning the interests of the Company’s potential participants, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available.

Contact Information

Investors:

Mike Burnett, JDA Group Vice President, Treasury & Investor Relations

480-308-3392

mike.burnett@jda.com

Media:

Beth Elkin, Vice President, Marketing & Communications

469-357-4225

beth.elkin@jda.com